Exhibit 99.1

PULMATRIX ANNOUNCES $3.0 MILLION REGISTERED DIRECT OFFERING

LEXINGTON, Mass., November 29, 2018 /PRNewswire/ – Pulmatrix, Inc. (“Pulmatrix,” the “Company,” “we,” “our” or “us”) (NASDAQ: PULM) today announced that it has entered into a securities purchase agreement with an institutional investor, providing for the purchase and sale of 9,375,000 shares of common stock (or common stock equivalents) at a price of $0.32 per share in a registered direct offering, resulting in total gross proceeds of $3.0 million. The Company also agreed to issue unregistered warrants to the investor in a concurrent private placement to purchase up to 1 share of common stock for each share or common stock (or common stock equivalent) purchased with an exercise price of $0.39 per share. The warrants will be exercisable six months following issuance and will expire five and a half years following the date of issuance. The closing of the sale of the securities is expected to take place on or about December 3, 2018, subject to the satisfaction of customary closing conditions.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-212546), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on August 3, 2016. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and chronic obstructive pulmonary disease (“COPD”). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the amount of proceeds the Company expects to receive from the sale of the securities in the registered direct offering and concurrent private placement, the closing of the transaction described in this press release, which is subject to customary conditions, and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, market and other conditions; the satisfaction of customary closing conditions related to the registered direct offering and concurrent private placement; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Clarke, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
rclarke@pulmatrix.com	wduke@pulmatrix.com